Exhibit 99.2

Tidewater Declares Quarterly Dividend on Common Stock

NEW ORLEANS, November 13, 2008 — Tidewater Inc. (NYSE:TDW) announced today that its board of directors has declared a quarterly dividend of $.25 per share on Tidewater’s approximately 51.5 million shares of common stock outstanding.

The dividend is payable December 16, 2008, to shareholders of record on December 5, 2008.

Tidewater Inc. owns 439 vessels, the world’s largest fleet of vessels serving the global offshore energy industry.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506

SOURCE: Tidewater Inc.